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                                                                    Exhibit 99.1

                                  NEWS RELEASE

FOR:              TRUMP HOTELS & CASINO RESORTS, INC. (NYSE: DJT)

CONTACT:          John P. Burke, Corporate Treasurer

                  (212) 891-1500

FOR RELEASE:      June 12, 2002 - Immediate

              TRUMP HOTELS & CASINO RESORTS, INC.'S TRUMP'S CASTLE

                    ENTERS $70.0 MILLION TERM CREDIT FACILITY


                TRUMP'S CASTLE'S 10-1/4% SENIOR SECURED NOTES AND

            WORKING CAPITAL LOAN CALLED FOR JULY 12, 2002 REDEMPTION

             NEW YORK, NY - Trump Hotels & Casino Resorts, Inc. ("THCR" or the "Company") announced today that its subsidiary, Trump's Castle Associates, L.P., the owner and operator of Trump Marina Hotel Casino in Atlantic City, New Jersey, entered into a $70.0 million term credit facility with a fluctuating interest rate based upon the Eurodollar rate (7.34% if the loan was funded today) and maturing on November 1, 2003. Funding of the credit facility is subject to the approval of the New Jersey Casino Control Commission, and the facility will be secured on a first-priority basis by substantially all of the real and personal property owned or leased by Trump's Castle Associates. The net proceeds of the loan, when funded, will be used to retire Trump's Castle Funding, Inc.'s entire $62.0 million principal amount 10-1/4% Senior Secured Notes due April 30, 2003 and Trump's Castle Hotel & Casino, Inc.'s entire $5.0 million principal amount 10-1/4%

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Working Capital Loan due April 30, 2003, both of which have been called for redemption on July 12, 2002.

     Donald J. Trump, the Company's Chairman, Chief Executive Officer and President, said, "This loan will reduce Trump's Castle's interest expense and will be virtually co-terminus with its current $242.1 million 11-3/4% Mortgage Notes. With Trump Marina's strong operating results and assuming a continuation of this trend, I am confident that the refinancing of this property's loans, which don't mature until November 2003, will be favorable."

     THCR owns and operates Trump Plaza Hotel & Casino, Trump Taj Mahal Casino Resort and Trump Marina Hotel Casino in Atlantic City, New Jersey, and Trump Indiana, a riverboat casino at Buffington Harbor, Indiana on Lake Michigan. THCR also manages Trump 29 Casino located in the Palm Springs, California area. It is the exclusive vehicle through which Donald J. Trump will engage in new gaming activities in both emerging and established gaming jurisdictions in both the United States and abroad.

     THCR is a public company which is approximately 46.4% owned by Donald J. Trump. The Company is separate and distinct from all of Mr. Trump's other holdings.

     PSLRA Safe Harbor for Forward-Looking Statements and Additional Available
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Information
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     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

     All statements, trend analysis and other information contained in this release relative to THCR's or its subsidiaries' performance, trends in THCR's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-

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looking statements contained in this release and those that may be made in the future by or on behalf of THCR, THCR notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of THCR. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. This Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of THCR are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

     Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodical reports filed with the Securities and Exchange Commission (the "Commission"), including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the Commission's website, www.sec.gov, or on the Company's website, www.trump.com.

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